Exhibit 10.29

Loan Agreement

By and between

Hao LIU

Guanzhu WANG

And

Zhilian Wangpin (Beijing) Technology Co., Ltd

Loan Agreement

This Loan Agreement (this “Agreement”) is entered into as of                     in Beijing, People’s Republic of China (“PRC”) by and among:

Party A: Hao LIU

Residence:

ID card No.:

Party B: Guanzhu WANG

Residence:

ID Card No.

(In this Agreement, Party A and Party B are collectively or individually called the “Borrower”)

Party C: Zhilian Wangpin (Beijing) Technology Co., Ltd (hereinafter called as the “Lender”)

Address: Room 1202-1203, Building B, No. 19 Zhongguancun Avenue, Haidian District, Beijing;

Legal representative: Hao LIU

(In this Agreement, all the above parties are called collectively as the “Parties” and respectively as a “Party”)

Whereas,

1.	Party A and Party B jointly and respectively hold a certain percentage of equity interest of the companies listed in Appendix 1 hereof (hereinafter referred to as the “Companies”), with their shareholding details specified in Appendix 1;

2.	The Companies are limited liability companies duly incorporated and validly existing under the PRC laws;

3.	Party A and Party B hereby confirm that their contributions to the Companies are all obtained by the loans borrowed by Party A and Party B themselves or by the former shareholders of the Companies from Party C or its affiliates (as the case may be);

4.	The Lender agrees to provide the Borrower with a loan of a total amount of [•] for the Borrower to repay the loans borrowed by the Borrower itself or the former shareholders of the Companies from the Lender or its affiliates (the “Original Creditor”) to contribute the registered capitals of the Companies (the “Original Debts”);

5.	The Parties intend to enter into this Agreement to clarify the respective rights and obligations of the Borrower and the Lender under the abovementioned loan arrangement.

NOW, THEREFORE, the Parties hereby agree as follows through friendly negotiations:

1.	Loan

1.1 Under the provisions and conditions of this Agreement, the Lender agrees to provide the Borrower with a loan with a total amount of RMB [•] (the “Loan”) at the time and in the manner that the Lender deems appropriate. The details of the respective amounts lent by the Lender to Party A and Party B are specified in Appendix 1.

1.2 The Borrower hereby confirms and guarantees to use the entire Loan to repay the Original Debts owed by the Borrower itself or by the former shareholders of the Companies to the Lender or its affiliates for the contribution to the registered capitals of the Companies. In order to secure the Borrower’s performance of this obligation, the Lender may repay the Loan directly to the Original Creditor when it deems appropriate. In this case, the time when the Loan is repaid is the time when the Borrower receives the corresponding Loan. The Borrower shall use its best efforts to assist the Lender in completing the said repayment.

1.3 The Parties confirm that the Borrower will perform its obligation to repay the Loan to the Lender pursuant to this Agreement as well as other obligations hereunder.

1.4 In order to ensure that the Borrower uses the entire Loan hereunder to repay the loan owed by itself or by the former shareholders of the Companies to the Lender or its affiliates for the contribution to the registered capitals of the Companies, the Borrower agrees that the Lender may arrange the repayment of the Original Debts to the Original Creditor.

2.	Term of Loan

2.1 The term of the Loan hereunder shall be [•] years from the date when this Agreement is signed, which may be automatically extended for a one (1) year each thereafter if the Lender fails to raise its disagreement in writing within thirty (30) days before the expiry of the Loan.

2.2 During the term or any extended term of the Loan hereunder, the Lender may, through a written notice, determine that the Loan hereunder becomes immediately due and request the Borrower to repay the Loan in the manner stipulated herein, if any of the following events occurs:

(1)	The Borrower resigns or is dismissed by the Lender or its affiliates;

(2)	The Borrower transfers or assigns all or part of the equity interests in the Companies to a third person;

(3)	The Borrower dies or becomes incapacitated or with limited capacity for civil acts;

(4)	The Borrower commits a crime or is involved in a crime;

(5)	Any other third party claims more than RMB [•] against the Borrower;

(6)	Any representations or warranties made by the Borrower under this Agreement is proved untrue at the time when they are made or is proved inaccurate in any material aspects; or the Borrower breaches the obligations under this Agreement; or

(7)	According to the then effective PRC laws, foreign investors are qualified to take up the business of the Companies.

3.	Repayment of Loan

3.1 The Lender may, at any time and at its own absolute discretion, serve a fifteen (15) days’ prior repayment notice to the Borrower to request either or both of the Borrower to repay all or part of the Loan.

3.2 The Parties hereby agree and confirm that the Borrower has to repay the Loan only by the following methods: when the Loan is due, the Borrower (or its inheritors, successors or assigns) transfers its equity interest in the Companies to the Lender or any person designated by it as requested by the Lender in its written notice and to the extent permissible by the PRC laws, and then the Borrower uses the proceeds arising from such transfer to repay the Loan and other payables.

3.3 It is unanimously agreed and confirmed by and among the Parties that the Borrower shall be deemed to have fulfilled its obligations hereunder only after both of the following conditions have been satisfied.

(1)	The Borrower has transferred all of its equity interests in the Companies to the Lender and/or its designated person; and

(2)	The Borrower has repaid to the Lender with all of the transfer proceeds or an amount equivalent to the maximum amount permitted by laws.

4.	Interest of Loan

4.1 All Parties hereby confirm that the Lender will not charge any interest on the Loan.

4.2 Notwithstanding the previous provision, the Parties hereby agree and confirm that, when the Loan is due and the Borrower has to transfer its equity interests in the Companies to the Lender and/or its designated person, if the actual transfer proceeds exceed the principal of the Loan due to the legal requirement or other reasons, the part of the due transfer proceeds exceeding the principal of the Loan will be considered as the interest or capital occupation cost to the extent permissible by the PRC laws, and shall be repaid to the Lender together with the principal of the Loan.

5.	Borrower’s Representations, Warranties and Promises

5.1 The Borrower shall furnish Party A with a copy of Capital Contribution Certificate which evidences it owns 100% equity interests in the Companies.

5.2 As the guarantee of the Loan, the Borrower agrees to pledge all its equity interests held in the Companies to the Lender and grant the Lender a call option to purchase such equity interests; and the Borrower agrees to execute the Equity Interest Pledge Agreement, Exclusive Equity Option Agreement and Business Operations Agreement upon the request of the Lender.

5.3 Without prior written consent by the Lender, the Borrower shall not sell, transfer, mortgage or otherwise dispose of its equity interests or other rights in the Companies (except for the equity pledge or other rights created for the Lender’s benefit), or allow any other security interest to be set on its equity interests except for the benefit of the Lender and/or its designated person.

5.4 Without the prior written consent by the Lender, the Borrower will not affirmatively vote for, support or execute any shareholders’ resolution at the Companies’ shareholders’ meetings to approve, the Companies’ merger with, acquisition by any person (for the purpose of this Agreement, any “person” shall mean any natural person, company, partnership or other entities), or the Companies’ purchase of any person or assets, or investment in any person.

5.5 Without prior written consent by the Lender, the Borrower will not commit any action and/or omission that may materially affect the Companies’ assets, business and liabilities; the Borrower will not sell, transfer, pledge or otherwise dispose of the legitimate or other beneficial interests in any of the Companies’ assets, business or income, or allow other security interests to be created on it without Party A’s prior written consent, at any time since the date of execution of this Agreement.

5.6 The Borrower will not request the Companies to distribute the dividend, or approve any shareholders’ resolution which may cause the Companies to distribute dividend to their shareholders.

5.7 The Borrower will not supplement, amend or modify the Companies’ articles of association, or increase or decrease their registered capitals, or change the capital structures of the Companies in any way without the Lender’s prior written consent.

5.8 According to fair finance and business standard and customs, the Borrower will maintain the existence of the Companies, prudently and effectively operate their business and deal with their matters, provide all the materials relating to the Companies’ operation and financial conditions upon the Lender’s request, and ensure that the Companies always maintain the asset value of the Companies in the normal business operations.

5.9 Without prior written consent by the Lender, the Borrower will not make any resolution to cause any debt to be undertaken by the Companies, except (i) the debt arising from normal or daily business but not from borrowing; and (ii)the debt already disclosed to the Lender and has obtained the written consent from the Lender.

5.10 Without prior written consent by the Lender, the Borrower will not enter into any material agreement, other than those executed in the ordinary course of business (as in this paragraph, the amount in the agreement that exceeds RMB [•] shall be deemed as a material agreement).

5.11 In order to maintain its ownership of the equity interest, the Borrower will execute all requisite or appropriate documents, take all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defense against all claims; at the same time, immediately notify the Lender of the occurrence or potential occurrence of any litigation, arbitration or administrative procedure related to the Companies.

5.12 The Borrower will exercise any and all the rights as the Companies’ shareholder upon the request by the Lender and only upon the Lender’s written authorization.

5.13 The Borrower will strictly comply with the provisions of this Agreement and perform all obligations under this Agreement, without committing any action or omission that suffices to affect the validity and enforceability of this Agreement.

6.	Taxes and Expenses

Unless otherwise provided in this Agreement, the Parties shall, according to the PRC laws and regulations, bear any and all taxes and expenses payable under this Agreement. Other taxes and reasonable expenses regarding the Loan shall be borne by the Lender, except in case of the Borrower’s breach of this Agreement.

7.	Effectiveness and Termination of the Agreement

7.1 This Agreement is concluded and takes effect upon its execution.

7.2 The Parties agree and confirm this Agreement shall be terminated on the day when the Parties have fulfilled their respective obligations under this Agreement; it is unanimously agreed and confirmed by and among the Parties that the Borrower shall be deemed to have completed its performance of the obligations hereunder only after both of the following conditions have been satisfied.

(1)	The Borrower has transferred all of its equity interest in the Companies to the Lender and/or its designated person; and

(2)	The Borrower has repaid to the Lender all of the transfer proceeds.

7.3 In no event shall the Borrower unilaterally terminate or revoke this Agreement unless (1) the Lender commits gross negligence, fraud or other materially illegal action; or (2) the Lender terminates as a result of bankruptcy, dissolution, or being ordered to close down according to laws.

8.	Liabilities for Breach of Contract

If any party (“Defaulting Party”) breaches any provision of this Agreement, which causes damage to the other parties (“Non-defaulting Party”), the Non-defaulting Party could notify the Defaulting Party in writing and request it to rectify and correct such breach of contract; if the Defaulting Party fails to take any action satisfactory to the Non-defaulting Party to rectify and correct such breach within fifteen (15) working days upon the issuance of the written notice by the Non-defaulting Party, the Non-defaulting Party may immediately take the actions pursuant to this Agreement or take other remedies in accordance with laws.

9.	Confidentiality

All parties acknowledge and confirm that any oral or written materials exchanged by and among the Parties in connection with this Agreement are confidential. All Parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other Parties unless under the following conditions:

(a) such documents are known or will be known by the public (excluding the receiving Party discloses such documents to the public without authorization);

(b) any documents are required to be disclosed in accordance with applicable laws or rules or regulations of stock exchange; or

(c) if any documents are required to be disclosed by any Party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement, such legal counsel or financial consultant shall also comply with the confidentiality obligation similar to that stated hereof. Any disclosure by employees or agencies employed by any Party shall be deemed the disclosure of such Party and such Party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive even if this Agreement is held void, amended, cancelled, terminated or unable to perform for any reason whatsoever.

10.	Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing and delivered personally or sent by mail or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

If to Party A: [•]

Address:

Phone:

Fax:

If to Party B: [•]

Address:

Phone:

Fax:

If to Party C: [•]

Attn:

Address:

Phone:

Fax:

11.	Applicable Law and Dispute Resolution

11.1 The formation, validity, performance and interpretation of this Agreement and the disputes resolution under this Agreement shall be governed by the PRC laws.

11.2 The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation.

11.3 In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by the Parties, any Party can submit such matter to Beijing Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding upon all the Parties. If any dispute occurs and is in process of arbitration, other than the matters in dispute, the Parties shall perform the other rights and obligation pursuant to this Agreement.

12.	Miscellaneous

12.1 The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

12.2 This Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the parties with respect to the subject matters herein and fully supersede all prior verbal and written agreements and understandings with respect to the subject matters herein.

12.3 This Agreement shall be binding upon and for the benefit of all the Parties hereto and their respective inheritors, successors and permitted assigns. Without the prior written consent by the Lender, the Borrower shall not transfer its rights, interest or obligations under this Agreement.

12.4 The Borrower hereby agrees that (i) if the Borrower dies, the Borrower agrees to immediately transfer its rights and obligations pursuant to this Agreement to the person designated by the Lender; (ii) the Lender may transfer its rights and obligation pursuant to this Agreement to other third parties when needed. The Lender only needs to issue a written notice to the Borrower for such transfer and no need to obtain the consent by the Borrower.

12.5 Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

12.6 If any provision of this Agreement is judged by a court of competent jurisdiction, governmental agency or arbitration authority as void, invalid or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise those void, invalid or unenforceable provisions to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

12.7 Any matters excluded in this Agreement shall be negotiated by the Parties. Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

12.8 This Agreement is executed with [•] original copies; each Party holds one (1) original copy and each original copy has equal legal effect.

[No text below]

[Signature Page of Loan Agreement]

IN WITNESS THEREOF, each Party hereto have caused this Agreement duly executed by itself or their respective legal representative or a duly authorized representative on its behalf as of the date first written above.

Party A: Hao LIU

Signature:

Party B: Guanzhu WANG

Signature:

Party C: Zhilian Wangpin (Beijing) Technology Co., Ltd

(seal)

Signature:

Name:

Title:

Appendix 1:

No.	Company Name	Registered Capital	Shareholders	Amount of Loan
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
Total:

Total Loan Amount

Total Loan Amount

RMB

RMB]